UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of The Offices at Greenhouse (which is described in Item 2.01) is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On November 14, 2016, KBS Growth & Income REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Owner”), acquired from Greenhouse Office Investors I, LLC, a five-story Class A office building containing 203,221 rentable square feet located on approximately 4.6 acres of land in Houston, Texas (“The Offices at Greenhouse”). The seller is not affiliated with the Company or KBS Capital Advisors, LLC, the Company’s external advisor.  The purchase price of The Offices at Greenhouse was $47.0 million plus closing costs.  The Company funded the purchase of The Offices at Greenhouse with proceeds from the primary portion of its now terminated private offering, its ongoing initial public offering and proceeds from the Term Loan (discussed in Item 2.03 below.)
The Offices at Greenhouse was built in 2014. As of November 1, 2016, The Offices at Greenhouse was approximately 95% leased to six tenants. The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of The Offices at Greenhouse is approximately $3.6 million. The current weighted-average remaining lease term for the tenants is approximately 7.7 years. The current weighted-average rental rate (net of rental abatements) over the remaining lease term is $21.47 per square foot.
The Offices at Greenhouse has two tenants that individually occupy more than 10% of the total rentable square feet of the property. AECOM, a multinational engineering firm that provides design, consulting, construction and management services to a wide range of clients, occupies 140,922 rentable square feet or approximately 69% of the total property rentable square feet at The Offices at Greenhouse. Of the 140,922 rentable square feet, 5,195 rentable square feet expires on July 24, 2019, with two three-year extension options, and 135,727 rentable square feet expires on December 31, 2024, with two five-year extension options. The current annualized base rent for this tenant is approximately $2.8 million and the current remaining lease term is approximately 8.2 years. The current average rental rate over the remaining lease term is $21.38 per square foot. This tenant represents approximately 78% of the aggregate annual effective base rent of The Offices at Greenhouse. J. Connor Consulting, Inc., a regulatory consulting firm, occupies 32,066 rentable square feet or approximately 16% of the total property rentable square feet at The Offices at Greenhouse. Its lease expires on February 28, 2023, with a five-year extension option. The current annualized base rent for this tenant is approximately $0.6 million and the current remaining lease term is approximately 6.3 years. The current average rental rate over the remaining lease term is $21.42 per square foot. This tenant represents approximately 18% of the aggregate annual effective base rent of The Offices at Greenhouse. No other tenant occupies more than 10% of all rentable square feet at The Offices at Greenhouse.
ITEM 2.03 CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On November 14, 2016, the Owner entered into a term loan and security agreement initially secured by The Offices at Greenhouse with JP Morgan Chase Bank, N.A. (the “Lender”), for borrowings of up to $65.0 million (the “Term Loan”), consisting of $32.5 million of term commitment and $32.5 million of revolving commitment. The term commitment and revolving commitment bear interest at a floating rate of 235 basis points and 135 basis points over one-month Eurodollar Rate, respectively. At closing, $30.6 million of the term commitment was funded for the acquisition of The Offices at Greenhouse. The remaining $1.9 million of the term commitment and the $32.5 million revolving commitment will be available for future property acquisitions and refinancing, subject to certain terms and conditions contained in the loan documents. The Term Loan matures on November 14, 2019, with two one-year extension options, subject to certain terms and conditions contained in the loan documents. Monthly payments are interest-only. The outstanding principal balance, all accrued and unpaid interest and all other sums due under the loan documents are due at maturity. The Company has the right to prepay all or a portion of the Term Loan at any time, subject to certain fees and conditions contained in the loan documents.
KBS GI REIT Properties, LLC (“KBS GI REIT Properties”), the Company’s wholly owned subsidiary, in connection with the Term Loan, is providing a guaranty of the payment of (i) a maximum of 25% of the principal balance and any interest or other sums outstanding under the Term Loan as of the date such amounts become due, and (ii) the principal balance and any interest or other sums outstanding under the Term Loan in the event of: certain bankruptcy, insolvency or related proceedings involving the Owner and KBS GI REIT Properties, as described in the loan documents; and certain voluntary transfers by the Owner relating to The Offices at Greenhouse in violation of the loan documents. KBS GI REIT Properties is also providing a guaranty of the payment of certain liabilities, losses, damages, costs and expenses (including legal fees) incurred by the Lender as a result of certain intentional actions or omissions committed by the Owner, KBS GI REIT Properties and/or any of their affiliates in violation of the loan documents, or certain other occurrences in relation to The Offices at Greenhouse and/or the Owner, as further described in the guaranty.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before January 30, 2017, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: November 16, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer